Exhibit 31.1

CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William C. Fallon, certify that:

1.

I have reviewed this Amendment No. 1 to the Annual Report of MBIA Inc. (the “Company”) on Form 10-K for the period ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”); and

2.

Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

/s/ William C. Fallon
William C. Fallon
Chief Executive Officer
March 12, 2019